Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan of XOMA Corporation of our report dated March 7, 2018, with respect to the consolidated financial statements of XOMA Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

June 27, 2019